TRANSFER NOTICE

June 29, 2006

Cenlar FSB, as Servicer

P.O. Box 77400

425 Phillips Boulevard

Trenton, New Jersey 08628

You are hereby notified that as of June 29, 2006 (the “Effective Date”), the undersigned has transferred the Securitized Loans listed on the attached schedule (the “Securitized Loans”) to MASTR Alternative Loan Trust 2006-3 (the “Trust”).  The attached schedule also contains a field which sets forth the Servicing Fee Rate(s) and the Prepayment Charge Schedule.  You agree to service such Securitized Loans as Securitized Loans under that certain Servicing Agreement dated as of January 1, 2006 (the “Servicing Agreement”), by and among Cenlar FSB, as servicer (the “Servicer”), UBS Real Estate Securities Inc., as seller (the “Seller”) and Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”).  In addition, you shall recognize the Trust or the Master Servicer or The Bank of New York (the “Trustee”), acting as agents for the Trust, as having the same rights as UBS as Seller under the Servicing Agreement with respect to such transferred Securitized Loans.  The address for notice for the Trustee for these Securitized Loans is 101 Barclay Street, 8W, New York, NY 10286, Attention:  Structured Finance—MASTR Alternative Loan Trust 2006-3.

[SIGNATURE PAGE FOLLOWS]

UBS REAL ESTATE SECURITIES INC., as Seller

By:____/s/ Peter Slagowitz____________

Name:       Peter Slagowitz

Title:         Managing Director

Acknowledged by:

CENLAR FSB, as Servicer

By:___/s/ Gregory S. Tornquist______

Name:     Gregory S. Tornquist

Title:       President & COO

Schedule

On File at UBS Securities LLC